Exhibit 10.2

STOCK PURCHASE AGREEMENT

(Transfer of Control of Public Reporting Company)

AMONG

TRAFALGAR ASSET MANAGEMENT, LLC

(“Buyer”)

AND

THE GREATER CANNABIS COMPANY, INC.

(the “Company”)

AND

AITAN ZACHARIN

(the “Control Seller”)

DATED AS OF JUNE 29, 2026

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the 29th day of June, 2026, by and among Trafalgar Asset Management, LLC, a Delaware limited liability company (“Buyer”), and The Greater Cannabis Company, Inc., a Florida corporation (“GCAN”), and Aitan Zacharin (“Control Seller”). Buyer, GCAN and the Control Seller are referred to collectively herein as the “Parties.”

This Agreement contemplates a transaction in which Buyer will purchase from the Control Seller, and the Control Seller will sell, assign and transfer to Buyer, all one thousand (1,000) issued and outstanding shares of Series B Preferred Stock of GCAN (the “Purchased Shares”), which constitute all of the issued and outstanding Series B Preferred Stock of GCAN and carry the voting and control rights set forth in the Certificate of Designation filed with the Florida Department of State on October 22, 2025, in exchange for the consideration set forth in §2(b) below.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means, with respect to any Party, any Person that controls, is controlled by, or who is under common control with such Party.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in §2(c) below.

“Closing Date” has the meaning set forth in §2(c) below.

“Confidential Information” means any information concerning the businesses and affairs of Buyer or GCAN or relating to the transactions contemplated hereby that is not already generally available to the public.

“Control Seller” means Aitan Zacharin.

“Environmental, Health, and Safety Requirements” shall mean all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment.

“Financial Statements” has the meaning set forth in §4(g) below.

“Indemnified Party” has the meaning set forth in §6(d) below.

“Indemnifying Party” has the meaning set forth in §6(d) below.

“Knowledge” means, with respect to GCAN or the Control Seller, the actual knowledge of the Control Seller and the executive officers of GCAN after reasonable inquiry and investigation.

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“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Material Adverse Effect” or “Material Adverse Change” means any effect, change, event, circumstance, development, occurrence, condition, or state of facts that is materially adverse to (i) the business, assets, liabilities, operations, results of operations, financial condition, capitalization, reporting status, regulatory status, or prospects of GCAN or any Subsidiary, (ii) the validity, enforceability, ownership, voting rights, or control rights associated with the Purchased Shares, or (iii) the ability of GCAN or the Control Seller to timely perform their respective obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that none of the following, standing alone, shall constitute a Material Adverse Effect: (a) changes in general economic, financial, banking, securities, or capital market conditions, (b) changes generally affecting the industries in which GCAN operates, (c) changes in applicable laws, regulations, accounting principles, or governmental policies, (d) acts of war, terrorism, civil unrest, natural disasters, pandemics, or other force majeure events, or (e) the public announcement or pendency of the transactions contemplated by this Agreement, except, in each case, to the extent such matter disproportionately adversely affects GCAN relative to similarly situated companies.

“GCAN” has the meaning set forth in the preface above.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in §4(g) below.

“Most Recent Fiscal Month End” has the meaning set forth in §4(g) below.

“Most Recent Fiscal Year End” has the meaning set forth in §4(g) below.

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Purchase Price” has the meaning set forth in §2(b) below.

“Purchased Shares” means the one thousand (1,000) issued and outstanding shares of Series B Preferred Stock of GCAN being transferred pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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2. Purchase and Sale of GCAN Shares.

(a) Basic Transaction. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase from the Control Seller, and the Control Seller hereby agrees to sell, assign, transfer, and deliver to Buyer, all one thousand (1,000) issued and outstanding shares of Series B Preferred Stock of GCAN (the “Purchased Shares”), which constitute all of the issued and outstanding Series B Preferred Stock of GCAN, in exchange for the consideration set forth in Section 2(b) below.

(b) Purchase Price. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase the Purchased Shares from the Control Seller for an aggregate purchase price of _________________________________________ (US$___________) (the “Purchase Price”), payable in accordance with the Escrow Agreement.

(c) Closing. The Closing shall occur remotely by exchange of documents and signatures on the date all conditions to Closing set forth herein have been satisfied or waived by the applicable Party, or on such other date as Buyer and the Control Seller may mutually agree (the “Closing Date”).

(d) Deliveries at Closing.

(i) The Control Seller and GCAN shall deliver:

(A) the certificates representing the Purchased Shares, endorsed in blank or accompanied by duly executed stock powers;

(B) all documents necessary to transfer the Purchased Shares to Buyer on the books and records of the Company and its transfer agent;

(C) executed resignations of all directors and officers identified by Buyer, effective immediately upon Closing;

(D) a certificate executed by the Chief Executive Officer of the Company certifying that the representations and warranties of the Company remain true and correct as of Closing;

(E) a current capitalization certificate, together with a current transfer agent report, certifying the authorized, issued, outstanding, restricted, and unrestricted securities of the Company;

(F) copies of all Certificates of Designation relating to the Series A Preferred Stock and Series B Preferred Stock of GCAN;

(G) a certificate from GCAN and the Control Seller confirming that the transfer of the Series B Shares to Buyer will not result in the loss, impairment, termination, reduction, or modification of any voting or control rights associated therewith;

(H) all EDGAR access codes, OTCIQ credentials, transfer agent portal credentials, corporate email account credentials, domain registrar credentials, website administrator credentials, cloud storage credentials, and all related usernames, passwords, recovery email addresses, multi-factor authentication credentials, authentication devices, security questions, and administrator privileges used in connection with the operation, reporting, management, or administration of GCAN and its Subsidiaries;

(I) a unanimous written consent of the Board of Directors and, to the extent required, the shareholders of GCAN, in form and substance reasonably satisfactory to Buyer, accepting the resignations of all directors and officers identified by Buyer, appointing Porfirio Sanchez Talavera as Chief Executive Officer and sole director effective immediately upon Closing, and authorizing such additional actions as Buyer reasonably determines are necessary or desirable to effectuate the transactions contemplated hereby;

(J) such other documents as Buyer may reasonably request to effectuate the transfer of control of the Company.

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(ii) Buyer shall deliver the Purchase Price in accordance with §2(b) above and the Escrow Agreement executed in connection with the transactions contemplated hereby.

(iii) The Closing contemplated by this Agreement and the closing contemplated by that certain Stock Purchase Agreement of even date herewith relating to the acquisition of the Series A Preferred Stock of GCAN are intended to occur simultaneously. Neither Closing shall be required to occur unless the other Closing occurs concurrently, and either Party may elect not to proceed with the Closing contemplated hereby if the closing of such Series A Stock Purchase Agreement does not occur simultaneously.

3. Representations and Warranties Concerning Transaction.

(a) Control Seller’s Representations and Warranties. The Control Seller represents and warrants to Buyer that the statements contained in this Section 3(a) are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(i) Authorization of Transaction. Control Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Control Seller, enforceable in accordance with its terms and conditions. The Control Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement.

(ii) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Control Seller is subject or, if Control Seller is an entity, any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Control Seller is a party or by which he or it is bound or to which any of his or its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the GCAN Shares.

(iii) Brokers’ Fees. Control Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(iv) Purchased Shares. Control Seller is the record and beneficial owner of the Purchased Shares free and clear of all Liens, pledges, encumbrances, claims, restrictions, options, warrants, purchase rights, security interests, proxies, voting agreements, rights of first refusal, co-sale rights, drag-along rights, tag-along rights, and other adverse claims of any kind. Control Seller has full power and authority to transfer the Purchased Shares to Buyer. Upon delivery of the Purchased Shares at Closing, Buyer shall acquire good and marketable title thereto free and clear of all Liens and adverse claims.

(v) No Voting or Control Arrangements. Control Seller is not a party to any voting trust, proxy, voting agreement, shareholder agreement, side letter, control agreement, transfer restriction, pledge agreement, or other arrangement affecting the ownership, transferability, voting rights, conversion rights, or control rights associated with the Purchased Shares except as expressly disclosed on Schedule 3(a)(v).

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(vi) Series B Control Rights. With respect to the Series B Shares held by Aitan Zacharin, the Series B Shares validly possess the voting rights, preferences, privileges, powers, and other rights set forth in the Certificate of Designation filed with the Florida Department of State on October 22, 2025. No agreement, understanding, side letter, commitment, restriction, voting arrangement, transfer restriction, pledge, or other arrangement exists that would impair, terminate, modify, limit, or adversely affect such rights following transfer of the Series B Shares to Buyer. The transfer of the Series B Shares to Buyer pursuant to this Agreement shall not result in the loss, reduction, impairment, termination, or modification of the voting rights or control rights associated with the Series B Shares. The Series B Shares constitute all of the issued and outstanding Series B Preferred Stock of the Company.

(vii) No Pending Transfers. Control Seller has not entered into any agreement, commitment, understanding, letter of intent, or arrangement to sell, assign, transfer, pledge, encumber, or otherwise dispose of any Purchased Shares to any Person other than Buyer.

(viii) No Prior Transfer of Control. Control Seller has not entered into any agreement, commitment, understanding, letter of intent, option, proxy, voting arrangement, or other arrangement that would result in any Person other than Buyer possessing or claiming any present or future right to acquire, exercise, or share control over GCAN or the voting rights associated with the Purchased Shares.

(b) Buyer’s Representations and Warranties. Buyer represents and warrants to GCAN and the Control Seller that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(i) Organization of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii) Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(iii) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(iv) Brokers’ Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which GCAN or the Control Seller could become liable or obligated.

(v) Investment. Buyer is acquiring the Purchased Shares for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4. Representations and Warranties Concerning GCAN. Subject to the disclosures contained in the schedules attached hereto and incorporated herein by reference, GCAN represents and warrants to Buyer as follows. Any matter disclosed on a particular schedule shall be deemed disclosed only with respect to the specific representation and warranty to which such schedule relates, unless the applicability of such disclosure to another representation and warranty is reasonably apparent from the face of such disclosure. The inclusion of any matter on any schedule shall not be deemed an admission of the materiality of such matter or that such matter is required to be disclosed. Any schedule which is blank or marked “None.” shall constitute a representation that no such matters exist, except as otherwise expressly disclosed herein.

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(a) Organization, Qualification, and Corporate Power. GCAN is duly organized, validly existing, and in good standing under the laws of the State of Florida. Each Subsidiary identified on Schedule 4(a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation. GCAN and each Subsidiary are duly authorized to conduct business and are in good standing in each jurisdiction where the nature of their business or ownership of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. GCAN and each Subsidiary possess all requisite corporate power and authority and all licenses, permits, authorizations, approvals, and governmental registrations necessary to own, lease, and operate their respective properties and to conduct their respective businesses as presently conducted.

(b) Capitalization. The authorized capital stock of GCAN consists solely of (i) 2,000,000,000 shares of common stock, par value $0.001 per share, of which 994,379 shares are issued and outstanding, (ii) 10,000,000 shares of Series A Preferred Stock, of which 7,628,665 shares are issued and outstanding, and (iii) 1,000 shares of Series B Preferred Stock, all of which are issued and outstanding and constitute the Purchased Shares. All issued and outstanding shares of capital stock of GCAN have been duly authorized, validly issued, fully paid, and non-assessable. Attached as Schedule 4(b) is a true, correct, and complete capitalization table of GCAN, together with a current report from the Company’s transfer agent dated not more than five (5) Business Days prior to Closing, setting forth the authorized, issued, outstanding, restricted, unrestricted, reserved, convertible, exercisable, and otherwise issuable securities of GCAN. Except as expressly disclosed on Schedule 4(b), there are no outstanding or authorized:

(i) options, warrants, stock appreciation rights, phantom stock rights, restricted stock rights, stock units, equity compensation arrangements, or similar rights;

(ii) convertible notes, convertible debentures, convertible preferred stock, SAFE instruments, KISS instruments, bridge financing instruments, or other securities convertible into or exchangeable for any equity security of GCAN;

(iii) agreements, understandings, side letters, commitments, arrangements, subscription rights, registration rights, anti-dilution rights, preemptive rights, participation rights, rights of first refusal, co-sale rights, tag-along rights, drag-along rights, liquidation preferences, redemption rights, put rights, call rights, earn-out rights, contingent equity rights, conversion rights, exchange rights, purchase rights, or similar rights;

(iv) voting trusts, voting agreements, proxies, shareholder agreements, pooling agreements, irrevocable proxies, control agreements, or other agreements affecting the ownership, transfer, issuance, conversion, voting, or disposition of any securities of GCAN; or

(v) obligations of any kind, whether contingent or otherwise, requiring or permitting GCAN to issue, reserve, register, redeem, repurchase, acquire, transfer, or otherwise deal in any equity security or security convertible into an equity security.

(vi) The transfer agent report delivered to Buyer in connection with this Agreement is true, correct, and complete in all material respects and accurately reflects all authorized, issued, outstanding, restricted, unrestricted, reserved, convertible, exercisable, and otherwise issuable securities of GCAN as of the date thereof.

Except as expressly disclosed on Schedule 4(b), no Person possesses any right, claim, interest, option, warrant, conversion privilege, subscription right, registration right, anti-dilution right, participation right, or other right to acquire any security of GCAN or to require GCAN to issue any security. GCAN has delivered to Buyer true, correct, and complete copies of all Certificates of Designation relating to the Series A Preferred Stock and Series B Preferred Stock, together with all amendments thereto. No amendment, side letter, voting agreement, restriction, understanding, commitment, or arrangement exists affecting the rights, preferences, privileges, powers, voting rights, conversion rights, or transferability of the Series A Preferred Stock or Series B Preferred Stock except as expressly disclosed on Schedule 4(b).

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(c) SEC Reporting and OTC Compliance. GCAN is current in all reporting obligations under the Securities Exchange Act of 1934. All reports, schedules, forms, registration statements, certifications, and other filings required to be filed by GCAN with the SEC, OTC Markets Group, and FINRA have been timely filed and were true, correct, and complete in all material respects when filed. GCAN is currently quoted on the OTCQB Market and has not received any written notice of pending suspension, delisting, trading restriction, eligibility review, enforcement action, or regulatory proceeding affecting such status.

(d) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which GCAN or any Subsidiary is subject or any provision of the Articles of Incorporation, Bylaws, Certificate of Designation, or other organizational documents of GCAN or any Subsidiary, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, security, note, debenture, warrant, registration rights agreement, shareholder agreement, voting agreement, or other arrangement to which GCAN or any Subsidiary is a party or by which any of their respective assets are bound (or result in the imposition of any Lien upon any of their respective assets). Neither GCAN nor any Subsidiary is required to give any notice to, make any filing with, or obtain any authorization, consent, waiver, or approval of any governmental authority, OTC Markets Group, FINRA, transfer agent, shareholder, creditor, security holder, warrant holder, note holder, or other Person in order for the Parties to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the transfer of the Purchased Shares to Buyer and the resulting transfer of control of GCAN shall not result in the loss, impairment, termination, modification, or forfeiture of any rights associated with the Series A Shares or Series B Shares.

(e) Shell Company Status. GCAN represents and warrants that it is not currently a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. Except as disclosed in the reports and filings made by GCAN with the Securities and Exchange Commission prior to the date hereof, GCAN has not been a shell company at any time since March 31, 2018. GCAN has conducted operations sufficient to support its status as a non-shell company, and no facts or circumstances exist that would reasonably be expected to cause GCAN to be characterized as a shell company under applicable federal securities laws as of the Closing Date. GCAN has no knowledge of any undisclosed fact, circumstance, event, or condition that would reasonably be expected to adversely affect the Company’s status as a non-shell company or impair the availability of Rule 144 with respect to the Company’s securities.

(f) Brokers’ Fees. GCAN does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(g) Assets. Schedule 4(g) sets forth all material assets owned by GCAN and its Subsidiaries. Except as disclosed on Schedule 4(g) or reflected in the Most Recent Balance Sheet, GCAN and its Subsidiaries own no material assets.

(h) Title to Assets. GCAN and its Subsidiaries have good and marketable title to, or valid rights to use, all material assets reflected on the Most Recent Balance Sheet or otherwise disclosed on Schedule 4(h), free and clear of all Liens, except for disclosed liens in Schedule 4(h). No Person has any ownership interest in any material asset of GCAN or any Subsidiary other than GCAN or such Subsidiary, as applicable.

(i) Securities Obligations. Except as expressly disclosed on Schedule 4(i), neither GCAN nor any Subsidiary has any outstanding or contingent obligation to issue, sell, reserve, register, redeem, repurchase, convert, exchange, or otherwise transfer any equity security, Convertible Security, warrant, option, preferred stock, note, debenture, SAFE, or other security. No Person possesses any registration rights, anti-dilution rights, participation rights, preemptive rights, rights of first refusal, co-sale rights, drag-along rights, tag-along rights, conversion rights, exchange rights, or similar rights with respect to any security of GCAN.

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(j) Undisclosed Liabilities. GCAN does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) those Liabilities disclosed in Exhibit B attached hereto, (ii) Liabilities set forth on the face of the Most Recent Balance Sheet, and (iii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). Without limiting the foregoing, no undisclosed Liability exists relating to any securities issuance, Convertible Security, warrant, option, registration right, anti-dilution right, shareholder agreement, voting agreement, or obligation to issue securities.

(k) Subsidiaries. Schedule 4(k) contains a true, correct, and complete list of all Subsidiaries of GCAN. Except for the Subsidiaries identified on Schedule 4(k), GCAN does not directly or indirectly own any equity interest in any corporation, limited liability company, partnership, joint venture, or other entity. GCAN owns, directly or indirectly, all of the issued and outstanding equity interests of each Subsidiary free and clear of all Liens. Except as disclosed on Schedule 4(k), no Subsidiary has any material assets, liabilities, contracts, indebtedness, litigation, employees, or operations.

(l) Audit of GCAN Financial Statements. Neither GCAN, any Subsidiary, nor any employee, officer, director, contractor, accountant, or other Person responsible for the preparation, maintenance, or reporting of the Financial Statements of GCAN has Knowledge of any fact, circumstance, omission, irregularity, deficiency, or accounting issue that would reasonably be expected to prevent the Financial Statements of GCAN from receiving an unqualified audit opinion from a PCAOB-registered accounting firm, other than any qualification relating to GCAN’s status as a going concern.

(m) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the foregoing, since the Most Recent Fiscal Year End, neither GCAN nor any Subsidiary has:

(i) incurred any material indebtedness or liability outside the ordinary course of business;

(ii) issued, authorized, granted, reserved, or agreed to issue any equity security, Convertible Security, warrant, option, or other right to acquire securities of GCAN;

(iii) entered into any material contract or commitment;

(iv) suffered any material loss, damage, litigation, claim, investigation, or governmental proceeding; or

(v) taken any action that would make any representation or warranty contained in this Agreement inaccurate or misleading in any material respect.

(n) Tax Matters.

(i) GCAN has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by GCAN have been paid. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of GCAN.

(ii) GCAN has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

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(iii) No director, officer, or employee responsible for Tax matters of GCAN expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to GCAN. GCAN has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where GCAN has not filed Tax Returns) any (A) written notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against GCAN.

(iv) Neither GCAN nor any Subsidiary is a party to or bound by any tax sharing agreement, tax allocation agreement, tax indemnification agreement, or similar arrangement, and neither GCAN nor any Subsidiary has any liability for the Taxes of any other Person.

(o) Real Property. Neither GCAN nor any Subsidiary owns any real property. Schedule 4(o) identifies all leases, subleases, licenses, and occupancy agreements to which GCAN or any Subsidiary is a party. Except as disclosed on Schedule 4(o), neither GCAN nor any Subsidiary has any obligation relating to the use or occupancy of real property.

(p) Intellectual Property. GCAN owns and possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of GCAN as presently conducted. GCAN has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

(q) Contracts. Prior to Closing, GCAN has delivered to Buyer true, correct, and complete copies of all material contracts, agreements, instruments, commitments, and arrangements to which GCAN or any Subsidiary is a party or by which any of their assets are bound, including:

(i) any partnership, joint venture, strategic alliance, or similar agreement;

(ii) any agreement between GCAN or any Subsidiary and Control Seller, officer, director, employee, consultant, Affiliate, or related party;

(iii) any note, debenture, loan agreement, line of credit, guaranty, security agreement, pledge agreement, or other indebtedness instrument;

(iv) any securities purchase agreement, registration rights agreement, shareholder agreement, voting agreement, investor rights agreement, warrant agreement, option agreement, convertible instrument, SAFE, KISS, preferred stock agreement, or other agreement relating to the issuance or ownership of securities of GCAN;

(v) any employment, consulting, management, compensation, severance, stock option, stock purchase, stock appreciation, deferred compensation, or similar arrangement;

(vi) any settlement agreement, release agreement, or agreement involving continuing obligations of GCAN or any Subsidiary;

(vii) any material license, intellectual property agreement, or technology agreement; and

(viii) any agreement that may reasonably be expected to result in the payment of money by GCAN, the incurrence of any Liability by GCAN, or the issuance of securities by GCAN following Closing.

(r) Insurance. Prior to Closing, Control Seller has provided Buyer copies of all insurance policies (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which GCAN has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year.

(s) Litigation; Regulatory Matters. Neither GCAN nor any Subsidiary is:

(i) subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, consent decree, or governmental restriction;

(ii) a party to any action, suit, proceeding, hearing, arbitration, mediation, investigation, inquiry, examination, subpoena, or governmental proceeding;

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(iii) the subject of any pending or threatened claim, demand, complaint, or investigation by the SEC, FINRA, OTC Markets Group, any securities regulator, stock exchange, governmental authority, or self-regulatory organization; or

(iv) aware of any fact, circumstance, or condition that could reasonably be expected to give rise to any of the foregoing.

(t) Employee Benefits and Compensation Arrangements. Schedule 4(t) identifies all employee benefit plans, retirement plans, deferred compensation arrangements, consulting agreements, management agreements, severance arrangements, equity compensation plans, accrued compensation obligations, and other compensation arrangements maintained, sponsored, or contributed to by GCAN or any Subsidiary. Except as disclosed on Schedule 4(r), neither GCAN nor any Subsidiary has any obligation to make payments or contributions under any employee benefit plan, compensation arrangement, pension plan, retirement plan, severance arrangement, bonus plan, or similar program.

(u) Disclosure. No representation or warranty contained in this Agreement, and no schedule, exhibit, certificate, document, statement, or other information furnished or made available by GCAN, any Subsidiary, or Control Seller to Buyer in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. Neither GCAN, any Subsidiary, nor Control Seller has withheld from Buyer any material information relating to the business, assets, liabilities, capitalization, operations, financial condition, securities, contracts, litigation, regulatory status, or ownership of GCAN or any Subsidiary.

(v) No Undisclosed Securities Obligations. Except as expressly disclosed on the Disclosure Schedules, neither GCAN nor any Subsidiary has any obligation, whether fixed, contingent, accrued, unaccrued, matured, unmatured, known, or unknown, to issue, reserve, register, redeem, repurchase, convert, exchange, or otherwise transfer any equity security, Convertible Security, warrant, option, preferred stock, note, debenture, SAFE, or other security.

(w) Securities Law Compliance. Except as disclosed in the SEC Reports or on Schedule 4(w), all securities of GCAN and its Subsidiaries have been issued in compliance in all material respects with applicable federal and state securities laws. Neither GCAN nor any Subsidiary has received any written claim, demand, notice, or threat of rescission, repurchase, registration, damages, or similar remedy arising out of any issuance, sale, exchange, conversion, or transfer of any security. To the Knowledge of GCAN and the Control Seller, there exists no outstanding rescission right, repurchase right, registration right, claim, or cause of action relating to the issuance of any security of GCAN or any Subsidiary that could reasonably be expected to result in Liability to GCAN or any Subsidiary. Neither GCAN nor the Control Seller has Knowledge of any Basis for any claim, demand, rescission right, registration right, anti-dilution claim, shareholder dispute, or challenge to the validity of any security issued by GCAN that could reasonably be expected to result in a Material Adverse Effect or material Liability to GCAN following Closing.

(x) No Undisclosed Change of Control Arrangements. Except as expressly disclosed on Schedule 4(x), neither GCAN nor the Control Seller is a party to any voting trust, proxy agreement, shareholder agreement, side letter, management agreement, consulting agreement, earnout arrangement, commitment, understanding, or other arrangement that would reasonably be expected to impair, limit, delay, or interfere with Buyer’s exercise of control over GCAN following Closing.

5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below). From and after the Closing, Buyer shall be entitled to possession and control of all books, records, minute books, stock ledgers, transfer agent records, SEC filing records, EDGAR access codes, OTC Markets accounts, corporate websites, domain names, email accounts, accounting records, Tax records, agreements, and financial data relating to GCAN and its Subsidiaries. GCAN and the Control Seller shall reasonably cooperate with Buyer following Closing in connection with SEC filings, OTC Markets matters, transfer agent matters, auditor inquiries, regulatory inquiries, and the transition of control of GCAN.

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(b) Transition and Cooperation. Following the Closing, GCAN and the Control Seller shall reasonably cooperate with Buyer in connection with the transition of control of GCAN and its Subsidiaries, including responding to reasonable requests for information, assisting with auditor inquiries, regulatory matters, SEC reporting matters, transfer agent matters, historical accounting matters, and the preparation of any filings required in connection with the transactions contemplated hereby. Neither GCAN nor the Control Seller shall take any action intended to interfere with Buyer’s ownership or control of GCAN or impair the value of the Purchased Shares.

(c) Confidentiality. Control Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that Control Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, Control Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this §5(c). If, in the absence of a protective order or the receipt of a waiver hereunder, Control Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Control Seller may disclose the Confidential Information to the tribunal; provided, however, that the Control Seller shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of Control Seller.

(d) Purchase Price Confidentiality. The Parties acknowledge that the Purchase Price and the allocation thereof among the transactions contemplated by this Agreement and the Series A Stock Purchase Agreement of even date herewith constitute confidential information. Except as required by applicable law, regulation, court order, or securities law disclosure requirements, neither Buyer nor any Affiliate of Buyer shall voluntarily disclose the Purchase Price or the allocation thereof in any press release, public announcement, or other public communication concerning the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or any Affiliate of Buyer from making any disclosure reasonably deemed necessary or appropriate in connection with the preparation of financial statements, audits, regulatory matters, securities law compliance, or compliance with applicable law; provided, however, that Buyer shall use commercially reasonable efforts to limit such disclosures to those persons having a need to know and to avoid unnecessary public disclosure of the Purchase Price or the allocation thereof.

6. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. The representations and warranties contained in Sections 3(a)(iv), 3(a)(v), 3(a)(vi), 3(a)(viii), 4(a), 4(b), 4(c), 4(e), 4(i), 4(j), 4(n), 4(s), 4(u), 4(v), and 4(w) (collectively, the “Fundamental Representations”) shall survive the Closing indefinitely. All other representations and warranties contained in this Agreement shall survive the Closing for a period of three (3) years. All covenants and agreements contained herein shall survive until fully performed in accordance with their terms.

(b) Indemnification Provisions for Buyer’s Benefit.

(i) In the event GCAN or the Control Seller breaches any representation, warranty, covenant, or agreement contained in Section 4 of this Agreement, and provided that Buyer makes a written claim for indemnification pursuant to Section 8(h), then GCAN and the Control Seller shall jointly and severally indemnify, defend, and hold harmless Buyer and its Affiliates from and against the entirety of any Adverse Consequences suffered or incurred resulting from, arising out of, relating to, in the nature of, or caused by such breach.

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(ii) In the event the Control Seller breaches any representation, warranty, covenant, or agreement contained in Section 3(a), and provided that Buyer makes a written claim for indemnification pursuant to Section 8(h), then the Control Seller shall indemnify, defend, and hold harmless Buyer and its Affiliates from and against the entirety of any Adverse Consequences suffered or incurred resulting from, arising out of, relating to, in the nature of, or caused by such breach.

(iii) The indemnification obligations arising from any breach of a Fundamental Representation shall survive indefinitely and shall not be subject to any contractual limitation period other than applicable law.

(iv) Notwithstanding anything herein to the contrary, no limitation of liability, basket, deductible, threshold, cap, survival period, or other contractual limitation contained in this Agreement shall apply to any claim arising from (A) fraud, intentional misrepresentation, or willful misconduct, or (B) a breach of any Fundamental Representation.

(v) Buyer shall not be required to seek recovery from GCAN prior to pursuing recovery directly against the Control Seller, and the obligations of GCAN and the Control Seller under this Section 6 shall be joint and several and independent of one another.

(c) Indemnification Provisions for Control Seller’s Benefit. In the event Buyer breaches any of its representations, warranties, covenants, or agreements contained herein and, provided that GCAN or the Control Seller makes a written claim for indemnification against Buyer pursuant to §8(h) below, then Buyer shall indemnify such Party from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach.

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this §6, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §6(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

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(iv) In the event any of the conditions in §6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §6. For purposes of this Section 6(d), a Third Party Claim shall include any investigation, examination, inquiry, subpoena, administrative proceeding, regulatory proceeding, or enforcement action by any governmental authority, the SEC, FINRA, OTC Markets Group, or any self-regulatory organization.

(e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, contractual, or common law remedy any Party may have with respect to GCAN or the transactions contemplated by this Agreement. The Control Seller hereby irrevocably waives, releases, and agrees not to assert any claim for indemnification, contribution, reimbursement, advancement, exculpation, or similar recovery against GCAN, any Subsidiary, Buyer, or any Affiliate of Buyer arising out of or relating to any claim asserted by Buyer against the Control Seller in connection with this Agreement, the transactions contemplated hereby, or any breach of any representation, warranty, covenant, or agreement contained herein, whether such claim is based upon any statute, charter document, bylaw, operating agreement, indemnification agreement, employment agreement, consulting agreement, insurance policy, common law right, or otherwise. Without limiting the foregoing, Control Seller shall not be entitled to seek reimbursement from GCAN or any Subsidiary for any amounts paid, liabilities incurred, or expenses sustained in connection with any indemnification obligation arising under this Agreement. Nothing contained herein shall impair any rights of contribution or indemnification existing solely by the Control Seller and not involving GCAN, any Subsidiary, Buyer, or any Affiliate of Buyer.

7. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and the Control Seller for certain tax matters following the Closing Date:

(a) Tax Indemnification. GCAN and the Control Seller shall jointly and severally indemnify, defend, and hold harmless Buyer, GCAN, and each Buyer Affiliate from and against any loss, claim, liability, expense, damage, deficiency, interest, penalty, cost, or other Adverse Consequence attributable to:

(i) all Taxes (or the non-payment thereof) of GCAN or any Subsidiary for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date (a “Pre-Closing Tax Period”);

(ii) all Taxes of any affiliated, consolidated, combined, unitary, or similar group of which GCAN or any Subsidiary (or any predecessor thereof) is or was a member on or prior to the Closing Date;

(iii) any Taxes of any Person imposed upon GCAN or any Subsidiary as a transferee, successor, by contract, operation of law, or otherwise, to the extent such Taxes relate to any event, transaction, or period occurring on or before the Closing Date;

(iv) any breach of the representations and warranties contained in Section 4(n); and

(v) any audit adjustment, deficiency assessment, penalty, interest charge, or similar liability attributable to any Pre-Closing Tax Period.

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(b) Straddle Period. In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of GCAN for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which GCAN holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of GCAN for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c) Responsibility for Filing Tax Returns. Buyer shall prepare or caused to be prepared and file or caused to be filed all Tax Returns for GCAN which are filed after the Closing Date.

(d) Cooperation on Tax Matters.

(i) Buyer, GCAN, and the Control Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 7(c) and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. GCAN and the Control Seller agree (A) to retain all books and records with respect to Tax matters pertinent to GCAN relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Control Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other Party so requests, GCAN or the Control Seller, as the case may be, shall allow the other Party to take possession of such books and records.

(ii) Buyer and Control Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(e) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving GCAN shall be terminated as of the Closing Date and, after the Closing Date, GCAN shall not be bound thereby or have any liability thereunder.

(f) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration, and similar Taxes, and all conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by GCAN and the Control Seller when due. GCAN and the Control Seller shall, at their own expense, file all necessary Tax Returns and other documentation with respect to such Taxes, fees, and charges, and Buyer shall cooperate in the execution of any such filings to the extent required by applicable law.

(g) Tax Contests. Buyer shall control all audits, examinations, and proceedings relating to Taxes of GCAN occurring after the Closing Date; provided, however, that Buyer shall keep GCAN and the Control Seller reasonably informed regarding any contest for which indemnification may be sought under this Section 7 and shall consider in good faith any reasonable comments of GCAN and the Control Seller.

(h) Survival. The provisions of this Section 7 shall survive the Closing indefinitely and shall not be limited by any other survival period contained in this Agreement.

8. Miscellaneous.

(a) Nature of Obligations. The representations, warranties, covenants, and agreements contained in Sections 4 and 7 of this Agreement are the joint and several obligations of GCAN and the Control Seller. Except as expressly set forth herein, no other Person shall have any liability under this Agreement.

14

(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, the Securities Exchange Act of 1934, the rules and regulations of the SEC, OTC Markets Group, FINRA, or any applicable listing or trading agreement concerning its publicly traded securities, in which case the disclosing Party shall use its reasonable best efforts to advise the other Parties prior to making such disclosure.

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, in any or all of which cases Buyer nevertheless shall remain responsible for the performance of all of its obligations hereunder.

(f) Counterparts. This Agreement may be executed in one or more counterparts (including electronic signatures, PDF signatures, DocuSign, Adobe Sign, or other electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, consents, approvals, waivers, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given and effective: (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by a nationally recognized overnight courier service (charges prepaid), (iii) upon transmission by electronic mail, provided that no notice of delivery failure or undeliverability is received by the sending Party, or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to GCAN:	If to Buyer:

Attn: Aitan Zacharin, CEO	Attn: Porfirio Sanchez Talavera
The Greater Cannabis Company, Inc.	Trafalgar Asset Management, LLC
2833 Smith Avenue, Suite 333	11616 South State Street, Suite 1504
Baltimore, Maryland 2120	Draper, Utah 84020
T +1 ( ) _________________	T +1 ( ) __________________
email: ___________________	email: ________________

If to Control Seller:	Copy to:

Attn: Aitan Zacharin	John D. Thomas, Esq.
_________________________	John D. Thomas, P.C.
_________________________	11616 South State Street, Suite 1504
_________________________	Draper, Utah 84020
T +1 ( ) ________________	T +1 ( ) ________________
email: ___________________	email: ________________

15

Any Party may change its address, email address, or other contact information for purposes of this Section by providing written notice in accordance with this Section.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(j) Amendments and Waivers. No amendment, modification, supplement, or termination of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, GCAN, and the Control Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, breach of representation or warranty, or breach of covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party against whom such waiver is sought to be enforced. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of representation or warranty, or breach of covenant hereunder.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Buyer, GCAN and the Control Seller will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Attorneys’ Fees. In the event any action, suit, arbitration, proceeding, claim, or dispute is commenced arising out of or relating to this Agreement, the transactions contemplated hereby, or the enforcement of any provision hereof, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable attorneys’ fees, expert witness fees, costs, expenses, and disbursements incurred in connection therewith, whether incurred before trial, at trial, on appeal, in bankruptcy proceedings, or otherwise, in addition to any other relief to which such Party may be entitled.

(n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(o) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(p) Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge and agree that the Purchased Shares, the control rights associated therewith, and the reporting status, business relationships, and corporate existence of GCAN are unique and recognize and affirm that, in the event GCAN or the Control Seller breaches this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the other Parties hereunder not only by action for damages but also by action for specific performance, injunctive relief, and other equitable remedies.

(q) Submission to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state courts of the State of Florida and the United States District Court having jurisdiction over Miami-Dade County, Florida, for the purpose of any action, suit, proceeding, or litigation arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action, suit, proceeding, or litigation in such courts and any claim that any such action, suit, proceeding, or litigation has been brought in an inconvenient forum.

(r) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THIS AGREEMENT AND THAT THIS WAIVER IS KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY MADE. EACH PARTY FURTHER ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

[end of Stock Purchase Agreement]

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* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

Trafalgar Asset Management, LLC

Porfirio Sanchez Talavera, Chief Executive Officer

THE GREATER CANNABIS COMPANY, INC.

Aitan Zacharin, Chief Executive Officer

CONTROL SELLER

Aitan Zacharin

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Exhibit A

THE GREATER CANNABIS COMPANY, INC. (OTC: GCAN)

A Florida Corporation

Series B Stock Ledger

THE GREATER CANNABIS COMPANY, INC. (OTC: GCAN)

A Florida Corporation Preferred Series B Stock Ledger

Name of Stockholder	Beneficial Owner	Certificates Issued
		Cert. No.	No. of Shares	Date Issued
Aitan Zacharin	Aitan Zacharin	Book Entry	1,000	10/31/2025
		TOTAL	1,000

The foregoing shares constitute all of the issued and outstanding shares of Series B Preferred Stock of The Greater Cannabis Company, Inc.

18

Exhibit B

Liabilities

Part I - Convertible Notes

Date Issued	Amount	Balance	Maturity Date	Holder
July 31, 2018	$80,000	$80,000 plus accrued interest	March 31, 2020	Fernando Bisker and David Sencianes (Sigalush Ventures LLC)
July 31, 2018	$180,000	$180,000 plus accrued interest	March 31, 2020	Elisha Kalfa and Yonah Kalfa

Part II - Accounts Payable

Part III - Accrued Expenses

Part IV - Litigation

Part V - Related Party Obligations

Part VI - Other Liabilities

19

Exhibit C

Escrow Agreement

20

Exhibit D

Debt Cancellation and Release Agreements

Part I

Debt Cancellation and Release Agreement

Debt Holders: Sigalush Ventures LLC (David Sencianes) and Fernando Bisker

Company: The Greater Cannabis Company, Inc.

Underlying Obligation:

Convertible Promissory Note dated July 31, 2018

Original Principal Amount: $80,000 plus accrued interest

Description: Pursuant to the Debt Cancellation and Release Agreement attached hereto, the foregoing indebtedness shall be fully compromised, settled, satisfied, canceled, released, discharged, and extinguished, and neither The Greater Cannabis Company, Inc. nor any of its present or future officers, directors, shareholders, employees, agents, successors, or assigns shall have any further liability or obligation with respect thereto.

Part II

Debt Cancellation and Release Agreement

Debt Holders: 02490585 Ontario Inc. (Elisha Kalfa) and Yonah Kalfa

Company: The Greater Cannabis Company, Inc.

Underlying Obligation:

Convertible Promissory Note dated July 31, 2018

Original Principal Amount: $180,000 plus accrued interest

Description: Pursuant to the Debt Cancellation and Release Agreement attached hereto, the foregoing indebtedness shall be fully compromised, settled, satisfied, canceled, released, discharged, and extinguished, and neither The Greater Cannabis Company, Inc. nor any of its present or future officers, directors, shareholders, employees, agents, successors, or assigns shall have any further liability or obligation with respect thereto.

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Schedule 3(a)(v)

Voting or Control Arrangements Affecting Purchased Shares

None.

22

Schedule 4(a)

Subsidiaries and Jurisdictions

None.

23

Schedule 4(b)

Capitalization Table and Stock Ledgers

THE GREATER CANNABIS COMPANY, INC. (OTC: GCAN)

A Florida Corporation Preferred Series A Stock Ledger

Name of Stockholder	Beneficial Owner	Certificates Issued
		Cert. No.	No. of Shares	Date Issued
Aitan Zacharin	Aitan Zacharin	C-1	1,483,333	06/30/2018
02490585 Ontario Inc.	Elisha Kalfa	C-2	1,483,333	06/30/2018
Yonah Kalfa	Yonah Kalfa	C-3	1,483,333	06/30/2018
Rakefet LLC	Elana Zacharin	C-4	212,000	06/30/2018
Fernando Bisker	Fernando Bisker	C-5	1,483,333	06/30/2018
Sigalush Ventures LLC	David Sencianes	C-6	1,483,333	06/30/2018

THE GREATER CANNABIS COMPANY, INC. (OTC: GCAN)

A Florida Corporation Preferred Series B Stock Ledger

Name of Stockholder	Beneficial Owner	Certificates Issued
		Cert. No.	No. of Shares	Date Issued
Aitan Zacharin	Aitan Zacharin	Book Entry	1,000	10/31/2025

See Schedule 4(i) for additional details regarding GCAN securities convertible into shares of common stock.

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Schedule 4(g)

Material Assets

1. Public reporting status.

2. OTCQB quotation.

3. EDGAR filing access.

4. Corporate records.

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Schedule 4(h)

Liens and Encumbrances on Assets

None.

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Schedule 4(i)

Securities Obligations

Date of Note	Original Principal Amount	Current Outstanding Principal Balance	Maturity Date	Conversion Terms	Current Holder	Proposed Treatment
July 31, 2018	$80,000	$80,000 plus accrued interest	March 31, 2020	Convertible at the average closing price during the ten (10) trading days immediately preceding conversion	Fernando Bisker and David Sencianes (Sigalush Ventures LLC)	Cancellation and extinguishment pursuant to Debt Cancellation and Release Agreement attached as Exhibit D
July 31, 2018	$180,000	$180,000 plus accrued interest	March 31, 2020	Convertible at the average closing price during the ten (10) trading days immediately preceding conversion	Elisha Kalfa and Yonah Kalfa	Cancellation and extinguishment pursuant to Debt Cancellation and Release Agreement attached as Exhibit D

Additional Disclosure

The foregoing indebtedness constitutes valid and outstanding obligations of GCAN. The Parties acknowledge that the current holders of such indebtedness intend to compromise, settle, satisfy, cancel, release, discharge, and extinguish such indebtedness pursuant to those certain Debt Cancellation and Release Agreements attached collectively hereto as Exhibit D. Upon the effectiveness of such Debt Cancellation and Release Agreements, the applicable indebtedness shall be deemed fully satisfied, canceled, released, discharged, and extinguished, and GCAN shall have no further liability or obligation with respect thereto. Except for the contemplated debt cancellation transactions described above, GCAN has not entered into any agreement to compromise, settle, forgive, satisfy, cancel, release, discharge, modify, refinance, replace, or otherwise affect the foregoing indebtedness. To the Knowledge of GCAN, no holder of the foregoing indebtedness has exercised any conversion rights thereunder, and no shares of capital stock have been issued upon conversion of such indebtedness.

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Schedule 4(k)

Subsidiaries

None.

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Schedule 4(m)

Real Property Leases and Occupancy Agreements

None.

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Schedule 4(r)

Employee Benefits and Compensation Arrangements

None.

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Schedule 4(w)

Exceptions to Securities Law Compliance Representation

None.

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